EXHIBIT 99.1

PENTAIR, INC.
W A T E R S  E D G E  P L A Z A
1500 COUNTY ROAD B2 WEST
SAINT PAUL,  MN  55113-3105
612.636.7920


Date:          December 14, 1998

For release:   7:30 a.m., CST

Contact:  Evelyn Vida (651) 639-5229


  Pentair Authorizes Share Repurchase Plan

     ST. PAUL, Minn. -- Pentair, Inc. (NYSE:
PNR) today announced its board of directors authorized the Company to repurchase on an annual basis up to 400,000 shares of Pentair common stock. Any purchases would be made periodically in the open market by block purchases or private transactions. The share repurchase is intended to offset the dilution caused by stock issuances under employee stock compensation plans. As of September 30, 1998, Pentair had 38,402,505 shares of common stock outstanding.
 With approximately 10,000 employees
worldwide, Pentair (http://www.pentair.com) is a diversified manufacturing company operating in three principal markets:
professional tools and equipment; water and fluid technologies; and electrical and electronic enclosures. Pentair brands include Delta woodworking machinery;
Porter-Cable power tools; Myers, Fairbanks
Morse, Aurora, and Hydromatic pumps; Fleck water conditioning control valves; Century,
Solar, and Lincoln service equipment;
Lincoln Industrial automated lubrication systems; and Hoffman and Schroff enclosures. Headquartered in St. Paul,
Minnesota, Pentair operates from 50
manufacturing and distribution locations in
North America, Europe, and Asia.